UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934 AlphaPoint Technology, Inc. (Name of Small Business Issuer in its Charter)
Delaware	26-3748249
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5245 Office Park Blvd, Suite 102 Bradenton, FL 34203	34203
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-173028

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-173028), as originally filed with the Securities and Exchange Commission on March 24, 2011 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1

Articles of Incorporation of ALPHAPOINT TECHNOLOGY, INC.

Filed on March 24, 2011, as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.

3.2	Bylaws of ALPHAPOINT TECHNOLOGY, INC. Filed on March 24, 2011, as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.
4.1

Specimen Stock Certificate of ALPHAPOINT TECHNOLOGY, INC.

Filed on March 24, 2011, as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.

5.1	Opinion of Counsel Filed on July 15, 2011, as Exhibit 5.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.
14.1	Code of Ethics Filed on March 24, 2011, as Exhibit 14.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.
23.1	Consent of Accountants Filed on July 15, 2011, as Exhibit 23.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.
23.2	Consent of Counsel (included in Exhibit 5.1)
24	Power of Attorney (see the signature page of this Form 8-A)
99.1

Subscription Agreement and Procedure of ALPHAPOINT TECHNOLOGY, INC.

Filed on March 24, 2011, as Exhibit 99.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.

99.2	Lease Filed on May 2, 2011, as Exhibit 99.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-173028) and incorporated herein by reference.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Macleod, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Gary Macleod	September 23, 2011
Gary Macleod, President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	September 23, 2011
Paul Lee Avery, Director

/s/ John Peter Satta	September 23, 2011
John Peter Satta, Director

/s/ Kimberly March Crew	September 23, 2011
Kimberly March Crew, Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on September 23, 2011.

ALPHAPOINT TECHNOLOGY, INC.

By:	/s/ Gary Macleod
Gary Macleod President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Gary Macleod	President, Chief Executive Officer,	September 23, 2011
Gary Macleod	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

/s/ Paul Lee Avery	Director	September 23, 2011
Paul Lee Avery

/s/ John Peter Satta	Director	September 23, 2011
John Peter Satta

/s/ Kimberly March Crew	Director	September 23, 2011
Kimberly March Crew